UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 30, 2007

MarketAxess Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50670	52-2230784

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Broadway, 42nd Floor New York, New York	10005

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 813-6000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
          Effective April 30, 2007 T. Kelley Millet, President of the Company, was elected to the Board of Directors of MarketAxess Holdings Inc. (the “Company”).
          There are no arrangements or understandings between Mr. Millet and any other persons pursuant to which Mr. Millet was selected as a director of the Company.
          Mr. Millet, as President of the Company, has previously entered into certain employment arrangements with the Company, including (i) an Offer Letter, dated August 21, 2006 (the “Offer Letter”), (ii) a Stock Option Agreement, dated September 13, 2006 (the “Option Agreement”), (iii) a Restricted Stock Agreement, dated September 13, 2006 (the “Restricted Stock Agreement”), and (iv) the Company’s standard form of Proprietary Information and Non-Competition Agreement. The terms and conditions of the Offer Letter are more fully described in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 12, 2006 (including Exhibit 10.1 thereto), which Item is incorporated by reference herein. The terms and conditions of the Option Agreement and Restricted Stock Agreement are more fully described in Item 1.01 of the Company’s Current Report on Form 8-K filed with the SEC on September 13, 2006 (including Exhibits 10.1 and 10.2 thereto), which Item is incorporated by reference herein. In addition, the compensation arising out of Mr. Millet’s employment relationship disclosed in the Definitive Proxy Statement of the Company filed with the SEC on April 30, 2007 is incorporated by reference herein. Mr. Millet will receive no additional compensation for his service as a director of the Company.
          Other than as disclosed above, there were no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Millet had, or will have, a direct or indirect material interest.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETAXESS HOLDINGS INC.
Date: April 30, 2007	By:	/s/ Richard M. McVey
		Name:	Richard M. McVey
		Title:	Chief Executive Officer

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